As filed with the Securities and Exchange Commission on February 23, 1998



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 10, 1997

                                  dELiA*s Inc.
               (Exact name of Registrant as specified in charter)

   Delaware                             0-21869                13-3914035
(State or other                  (Commission File No.)        (IRS Employer
jurisdiction of                                              Identification
incorporation)                                                   Number)

435 Hudson Street
New York, New York                                                10014
(Address of principal executive officers)                       (Zip Code)


                                 (212) 807-9060
              (Registrant's telephone number, including area code)

     This Form 8-K/A amends and completes the Registrant's Form 8-K filed on December 24, 1997.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

        (a) Financial Statements of Business Acquired
            Financial Statements of TSI Soccer Corporation


            (i) Report of BDO Seidman LLP, Independent Certified Public Accountants


            (ii) Balance Sheets as of December 31, 1996 and September 30, 1997 (unaudited)

            (iii) Statements of Operations for the year ended December 31, 1996 and the nine months ended September 30, 1996 and 1997 (unaudited)

            (iv) Statements of Changes in Capital Deficit for the year ended December 31, 1996 and the nine months ended September 30, 1997 (unaudited)

            (v) Statements of Cash Flows for the year ended December 31, 1996 and the nine months ended September 30, 1996 and 1997 (unaudited)

            (vi)   Notes to Financial Statements

        (b) Pro Forma Financial Information

            (i) Introduction to Unaudited Pro Forma Condensed Combined Financial Information

            (ii) Unaudited Pro Forma Condensed Combined Balance Sheet as of October 31, 1997

            (iii) Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended October 31, 1997

            (iv) Unaudited Pro Forma Condensed Combined Statement of Operations for the nine months ended October 31, 1996

            (v) Unaudited Pro Forma Condensed Combined Statement of Operations for the fiscal year ended January 31, 1997

            (vi) Unaudited Pro Forma Condensed Combined Statement of Operations for the fiscal year ended January 31, 1996

            (vii) Unaudited Pro Forma Condensed Combined Statement of Operations for the fiscal year ended January 31, 1995

            (viii) Notes to Unaudited Pro Forma Condensed Financial Information

        (c) Exhibits

            Exhibit 2.1 Agreement and Plan of Merger dated December 10, 1997 by and among dELiA*s Inc., dELiA*s Woodstock Company, TSI Soccer Corporation ("TSI"), certain stockholders of TSI, and Evan L. Jones.*


            Exhibit 23.1 Consent of BDO Seidman LLP.


------------
* Previously filed.

Independent Auditors' Report


TSI Soccer Corporation
Durham, North Carolina


We have audited the accompanying balance sheet of TSI Soccer Corporation as of December 31, 1996 and the related statements of operations, change in capital deficit, and cash flows. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TSI Soccer Corporation at December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

March 27, 1997



BDO Seidman LLP

TSI Soccer Corporation
Balance Sheets
(In thousands, except share data)
--------------------------------------------------------------------------------
                                            December 31,        September 30,
                                                1996                1997
--------------------------------------------------------------------------------
                                                                 (unaudited)
Assets (Notes 2 and 3)

Current
   Cash                                      $      401         $   82
   Accounts receivable                              340            911
   Refundable income taxes                           59            148
   Inventories                                    2,933          4,523
   Prepaid expenses and other
     current assets                                 260            407
   Deferred income tax assets (Note 4)               63             30
--------------------------------------------------------------------------------
Total current assets                              4,056          6,101

Property and equipment, less accumulated
   depreciation (Note 1)                          1,190          1,304
Other assets                                         13             18
--------------------------------------------------------------------------------
                                             $    5,259         $7,423
================================================================================

Liabilities and Capital Deficit

Current liabilities
   Note payable - bank (Note 2)              $      503         $  744
   Accounts payable                               3,857          5,781
   Accrued expenses:
      Payroll                                       181            135
      Other                                         225            558
   Current maturities of
     long-term debt (Note 3)                        160             47
   Current maturities of obligations
     under capital lease (Note 5)                    44             15
--------------------------------------------------------------------------------

Total current liabilities                         4,970          7,280
Long-term debt, less current
  maturities (Note 3)                               293            637

Obligations under capital leases,
  less current maturities (Note 5)                   90            255

Deferred credits                                     --            116

Deferred income taxes (Note 4)                       13             30
--------------------------------------------------------------------------------

Total liabilities                                 5,366          8,318
--------------------------------------------------------------------------------

Commitments (Note 5)

Capital deficit (Note 7)
   Common stock, 50,000,000 shares
      authorized, $.01 stated value,
      1,000,000 and 1,134,411 shares issued
      and outstanding at December 31, 1996
      and September 30, 1997, respectively           10             11
   Additional paid-in capital                         4            641
   Deficit                                         (121)        (1,547)
--------------------------------------------------------------------------------
Capital deficit                                    (107)          (895)
--------------------------------------------------------------------------------
                                             $    5,259         $7,423
================================================================================

See accompanying summary of significant accounting policies and notes to financial statements.

TSI Soccer Corporation


Statements of Operations
(In thousands)
--------------------------------------------------------------------------------

                                                 Nine Months      Nine Months
                                 Year Ended         Ended            Ended
                                December 31,    September 30,    September 30,
                                    1996            1996             1997
--------------------------------------------------------------------------------
                                                 (unaudited)      (unaudited)

Net sales                         $23,999          $17,572          $19,307

Cost of goods sold                 11,952            8,851           10,683
--------------------------------------------------------------------------------

Gross profit                       12,047            8,721            8,624

Selling, general
  and administrative
  expenses (Note 6)                12,059            8,786            9,808
--------------------------------------------------------------------------------

Operating (loss) income               (12)             (65)          (1,184)
--------------------------------------------------------------------------------

Other income (expense)
   Interest, net                      (73)             (58)            (139)
   Loss on sale of assets              --               --              (68)
--------------------------------------------------------------------------------

Total other income (expense)          (73)             (58)            (207)
--------------------------------------------------------------------------------

Loss before income tax benefit        (85)            (123)          (1,391)

Income tax provision
   (benefit) (Note 4)                 (23)             (33)              35
--------------------------------------------------------------------------------

Net loss                          $   (62)         $   (90)         $(1,426)

================================================================================


                     See accompanying summary of significant accounting policies and notes to financial statements.

TSI Soccer Corporation
Statements of Changes in Capital Deficit
(In thousands, except share data)
--------------------------------------------------------------------------------
                        Common Stock     Additional
                    -------------------   Paid-In                     Capital
                     Shares     Amount    Capital      Deficit        Deficit
--------------------------------------------------------------------------------
Balance,
December 31, 1995   1,000,000     $10      $  4       $   (59)       $   (45)

Net loss                   --      --        --           (62)           (62)
                    ---------   -------   --------   -----------    -----------

Balance,
December 31, 1996   1,000,000      10         4          (121)          (107)

Issuance of
common stock          134,411       1       637            --            638

Net loss                   --      --        --        (1,426)        (1,426)
                    ---------   -------   --------   -----------    -----------

Balance,
September 30, 1997
(unaudited)         1,134,411     $11      $641       $(1,547)         $(895)
                    =========   =======   ========   ===========    ===========

TSI Soccer Corporation

Statements of Cash Flows
(In thousands)

-----------------------------------------------------------------------------------------------------------------------
                                                                Year Ended       Nine Months Ended    Nine Months Ended
                                                                December 31,       September 30,        September 30,
                                                                    1996              1996                 1997
-----------------------------------------------------------------------------------------------------------------------
                                                                                  (unaudited)          (unaudited)
Cash flows from operating activities
   Net loss                                                     $    (62)           $ (90)                $(1,426)
   Adjustments to reconcile net loss to net
    cash provided by operating activities:
        Depreciation and amortization                                192               90                     183
        Provision for doubtful accounts                               --               --                      26
        Loss on sale of property and equipment                        --               --                      68
        Deferred income taxes                                        (41)              27                      50
        Changes in assets and liabilities:
           Decrease (increase) in accounts receivable               (148)            (373)                   (439)
           Decrease (increase) in inventories                       (976)          (1,872)                 (1,591)
           Decrease (increase) in refundable income taxes            (59)              --                     (89)
           Decrease (increase) in prepaid expenses
             and other current assets                                (58)             (27)                   (151)
           Increase (decrease) in accounts payable and
             accrued expenses                                      1,678            2,605                   2,208 s
-----------------------------------------------------------------------------------------------------------------------
Net cash provided by operating activities                            526              360                  (1,161)
-----------------------------------------------------------------------------------------------------------------------
Cash flows used in investing activities -
   Capital expenditures                                             (611)            (338)                   (226)
-----------------------------------------------------------------------------------------------------------------------
Cash flows from financing activities
   Net borrowings under line of credit agreement                     503               --                     241
   Proceeds from issuance of long term debt                           68               --                     609
   Principal payments on long-term debt                             (114)             (56)                   (263)
   Proceeds from issuance of common stock                             --               --                     525
   Principal payments on capital lease obligations                   (23)              34                     (44)
-----------------------------------------------------------------------------------------------------------------------
Net cash provided by financing activities                            434              (22)                  1,068
-----------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash                                      349               --                    (319)
Cash, beginning of period                                             52               52                     401
-----------------------------------------------------------------------------------------------------------------------
Cash, end of period                                             $    401         $     52                      82
=======================================================================================================================


                     See accompanying summary of significant accounting policies and notes to financial statements.

TSI Soccer Corporation

Summary of Significant Accounting Policies


Information as of September 30, 1997 and for the periods ended September 30, 1996 and 1997 is unaudited.
--------------------------------------------------------------------------------
     Unaudited Interim Financial Statements. In the opinion of management, the unaudited financial statements as of September 30, 1997 and for the nine month periods ended September 30, 1996 and 1997 are presented on a basis consistent with the audited financial statements and reflect all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of the results thereof. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire year.


Business TSI Soccer Corporation (the "Company") was incorporated in the State of North Carolina on December 29, 1994. The Company is a retailer of soccer clothing and gear through mail-order catalogs throughout the United States and through retail stores located in the Southeastern United States.

Revenue Recognition    Mail-order sales are recognized when products are shipped
                       and invoiced to customers. Retail sales are recognized at point of sale. The Company provides an allowance for estimated sales returns in accordance with its return policy for merchandise sold during the year. The allowance for estimated sales returns was $145,000 at December 31, 1996.

Credit Risk            Substantially all of the Company's accounts receivable
                       are from club or school soccer teams. Management periodically performs credit evaluations of its customers and generally does not require collateral. The Company has no concentrated credit risk with any individual customer.

Inventories            Inventories are valued at lower of cost (first-in,
                       first-out) or market. Inventories consist primarily of merchandise for resale.

Catalog Costs          Catalog costs, which primarily consist of catalog
                       production and mailing costs, are capitalized and amortized over three months. Deferred catalog costs as of December 31, 1996 were $260,000. Catalog costs which are reflected in selling, general and administrative expenses for 1996 approximated $3,622,000.

Property, Equipment    Property and equipment are stated at cost. Depreciation
and Depreciation       is computed over the estimated useful lives of the assets
                       using the straight-line method for financial reporting
                       purposes and accelerated methods for income tax purposes.
                       Assets are depreciated for financial reporting purposes
                       based on estimated useful lives as follows:
                                                                          Years
                                                                          -----
                       Store furniture, fixtures and equipment             7-10
                       Computer equipment                                   5-7
                       Vehicles                                               5
                       Leasehold improvements                        Lease term


                                 See accompanying notes to financial statements.

TSI Soccer Corporation
Summary of Significant Accounting Policies
(Concluded)


Information as of September 30, 1997 and for the periods ended September 30, 1996 and 1997 is unaudited.
--------------------------------------------------------------------------------




Long-Lived Assets      Long-lived assets, such as property and equipment, are
                       evaluated for impairment when events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use of these assets. When any such impairment exists, the related assets will be written down to fair value. This policy is in accordance with Statement of Financial Accounting
                       Standards No. 121, "Accounting for the Impairment of
                       Long-Lived Assets and for Long-Lived Assets to Be
                       Disposed Of," which is effective for fiscal years beginning after December 15, 1995. No impairment losses have been necessary through December 31, 1996.


Income Taxes           Income taxes are calculated using the asset and liability
                       method specified by Statement of Financial Accounting
                       Standards No. 109, "Accounting for Income Taxes."



Statement of           For purposes of the statement of cash flows, the Company
Cash Flows             considers investments purchased with a maturity of three
                       months or less to be cash equivalents.


Use of Estimates       The preparation of financial statements in conformity
                       with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
                       Actual results could differ from those estimates.


Fair Value of          Financial instruments of the Company include long-term
Financial Instruments  debt. Based upon the current borrowing rates available to the Company, estimated fair values of these financial instruments approximated their recorded carrying amounts.


                                 See accompanying notes to financial statements.

TSI Soccer Corporation

Notes to Financial Statements


Information as of September 30, 1997 and for the periods ended September 30, 1996 and 1997 is unaudited.
--------------------------------------------------------------------------------



1. Property            Property and equipment consists of the following:
   and Equipment
                                                            December 31, 1996
                       ------------------------------------------------------


                       Store furniture, fixtures
                          and equipment                            $  643,000
                       Computer equipment                             371,000
                       Leasehold improvements                         302,000
                       Vehicles                                       187,000
                       ------------------------------------------------------


                                                                    1,503,000
                       Less accumulated depreciation                  313,000
                       ------------------------------------------------------

                       Net property and equipment                  $1,190,000
                       ======================================================

2. Note Payable        In October, 1996, the Company entered into a line of
   - Bank              credit agreement with a bank which provides for maximum
                       borrowings of $800,000 with interest at the bank's prime rate plus 1.25% (9.50% at December 31, 1996). The agreement is collateralized by inventories, accounts receivable and equipment and a personal guarantee by the majority stockholder. At December 31, 1996, $503,000 was outstanding under the line of credit.


                       In June 1997, the Company entered into an agreement with a bank which provides for a line of credit with maximum borrowings up to $1,200,000 with interest at the bank's prime rate plus 1.0% (9.50% at September 30, 1997) and term debt of $500,000 (see Note 3). The agreement is collateralized by inventories, accounts receivable and furniture, fixtures and equipment, a $300,000 letter of credit, personal investments of certain majority stockholders aggregating $230,000, assignment of $1,000,000 term life insurance policy on the president of the Company and personal guarantees by three stockholders. At September 30, 1997, $744,000 was outstanding under the line of credit. The line of credit expires July, 1998.

TSI Soccer Corporation

Notes to Financial Statements
(Continued)

Information as of September 30, 1997 and for the periods ended September 30, 1996 and 1997 is unaudited.

--------------------------------------------------------------------------------


3. Long-Term Debt      Long-term debt consists of the following:

                                                               December 31, 1996
                       ---------------------------------------------------------
                       Note to bank, payable $5,555 per
                       month, plus interest at the prime
                       rate plus 1.25% (9.50% at December
                       31, 1996) through October, 1999,
                       collateralized by substantially all
                       the assets of the Company                     $  189,000

                       Subordinated unsecured notes
                       payable to stockholders, $13,500
                       per quarter, plus interest at 10%
                       through December, 1999 (see Note 7)              162,000



                       Installment notes payable, $2,184
                       per month, including interest at
                       9.9% through November, 1999,
                       collateralized by vehicles                       102,000
                       ---------------------------------------------------------
                                                                        453,000
                       Less current maturities                          160,000
                       ---------------------------------------------------------


                       Total long-term debt                           $ 293,000
                       =========================================================


                       Annual maturities of the Company's long-term debt for the next three years are as follows: 1997 - $160,000; 1998 - $160,000; and 1999 - $132,000.

                       In May 1997, the Company entered into an agreement with a bank which provides for an unsecured term loan of $75,000. The agreement requires monthly payments of $2,403 including interest at 9.25% through May 2000. At September 30, 1997, $68,000 was outstanding under the term loan.

                       In June 1997, the Company entered into an agreement with a bank which provides for a line of credit with maximum borrowings up to $1,200,000 with interest at the bank's prime rate plus 1% (9.5% at September 30, 1997) and term debt of $500,000. The term debt agreement requires monthly payments of $8,333 plus interest at the bank's prime rate plus 1% through June 2002. At September 30, 1997, $475,000 was outstanding under the term loan. (See
                       Note 2).

                       The agreement is collateralized by inventories, accounts receivable and furniture, fixtures and equipment, a $300,000 Letter of Credit, personal investments of certain majority stockholders aggregating $230,000, assignment of $1,000,000 term life insurance policy on the president of the Company and personal guarantees by three stockholders.

                       During the nine months ended September 30, 1997, 134,409 additional shares of the Company's common stock were issued at $4.75 per share. Of the 134,409 shares issued, $113,400 of the subordinated unsecured notes payable to stockholders were repaid through the issuance of 23,834 shares of common stock of the Company. (See Note 7). At September 30, 1997, the subordinated unsecured notes payable to stockholders amounted to $40,500.

TSI Soccer Corporation

Notes to Financial Statements
(Continued)


Information as of September 30, 1997 and for the periods ended September 30, 1996 and 1997 is unaudited.

--------------------------------------------------------------------------------
4. Income Taxes        Income tax benefit in the statement of operations
                       consisted of the following components:

                                                               December 31, 1996
                       ---------------------------------------------------------

                       Current:
                          Federal                                      $ 14,000
                          State                                           4,000
                       ---------------------------------------------------------

                       Total current                                     18,000

                       Deferred:
                          Federal                                       (33,000)
                          State                                          (8,000)
                       ---------------------------------------------------------

                       Total deferred                                   (41,000)
                       ---------------------------------------------------------

                       Total benefit                                   $(23,000)
                       =========================================================



                       Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of the assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The sources of the temporary differences and their effect on deferred taxes are as follows:

                                                               December 31, 1996
                       ---------------------------------------------------------

                       Non-compete agreement                           $ 22,000
                       Allowance for sales returns                       36,000
                       Inventories                                       27,000
                       Gross deferred tax assets                         85,000
                       Deferred tax liability - accumulated
                          depreciation                                  (35,000)
                       ---------------------------------------------------------
                       Net deferred tax asset                          $ 50,000
                       =========================================================

                       Included in the balance sheet:

                       Deferred income tax asset - current             $ 63,000
                       Deferred income tax liability -
                          noncurrent                                    (13,000)
                       ---------------------------------------------------------
                       Net deferred tax asset                          $ 50,000
                       =========================================================

                       The Company believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets.

                       The effective rate of tax differs from the statutory rate due primarily to graduated tax rates and a portion of meals and entertainment which are not deductible for income tax purposes.


5. Commitments         Leases

                       The Company leases office, store, and warehouse facilities under operating leases that expire over the next five years. In most cases, management expects that in the normal course of business leases will be renewed or replaced with other leases. Rent expense was approximately $602,000 for the year ended December 31, 1996.

TSI Soccer Corporation

Notes to Financial Statements
(Continued)


Information as of September 30, 1997 and for the periods ended September 30, 1996 and 1997 is unaudited.

--------------------------------------------------------------------------------

5. Commitments         Subsequent to December 31, 1996, the Company entered into
   (Concluded)         a lease agreement for an office and warehouse facility.
                       The rental agreement has a ten year term with annual rental payments totaling $3,590,000 over the life of the lease. The Company has the option to buy the facility at the end of five years. The lease term has not yet commenced and no payments have been made to date.

                       As of December 31, 1996, future net minimum lease payments required under capital leases and future minimum rental payments required under operating leases that have initial or remaining non-cancelable terms in excess of one year are as follows:


                                                          Capital     Operating
                                                           Leases      Leases
                       ---------------------------------------------------------
                       1997                              $ 55,000    $  593,000
                       1998                                53,000       587,000
                       1999                                47,000       591,000
                       2000                                --           489,000
                       2001                                --           195,000
                       ---------------------------------------------------------

                       Total minimum lease payments       155,000    $2,455,000
                                                                   =============
                       Less amount representing
                        interest                           21,000
                       -------------------------------------------
                       Present value of future minimum
                          lease payments                  134,000
                       Less current portion                44,000
                       -------------------------------------------
                       Long-term portion                 $ 90,000
                       ===========================================


                       Retirement Plan

                       The Company has a 401(k) retirement plan covering all eligible employees. Under the plan employees can defer 1% to 15% of compensation. The Company may make matching contributions on a discretionary basis. The employee's contribution is 100% vested and the Company's matching contribution vests over a five-year period. The Company's contribution was $5,000 in 1996.

TSI Soccer Corporation

Notes to Financial Statements
(Continued)

Information as of September 30, 1997 and for the periods ended September 30, 1996 and 1997 is unaudited.

--------------------------------------------------------------------------------



6. Related Party       The Company has an agreement with an affiliate to provide
   Transactions        certain management services. The agreement which expires
                       in 1998, provides that the Company pay a monthly fee in exchange for management services provided. Total fees paid under this agreement approximated $230,000 in 1996.

7. Capital Stock       Issuance of Common Stock

                       Subsequent to December 31, 1996, 134,409 additional shares of the Company's common stock were issued at $4.75 per share. Of the 134,409 shares issued, $113,400 of the subordinated unsecured notes payable to stockholders were repaid through the issuance of 23,834 shares of common stock of the Company. Net proceeds from the sale of the additional 110,575 shares at $4.75 per share were used principally to fund working capital.

                       Stock Appreciation Rights

                       In 1995, the Company adopted the TSI Soccer Corporation 1995 Stock Appreciation Rights Plan (the "Plan"). Under the Plan, the Board of Directors can grant Stock Appreciation Rights (SARs) to eligible employees, exercisable three years from the date such SARs are granted. The SARs entitle the eligible employee to be paid, in cash, all amounts credited to their SARs share account. Such payment is equal to the excess of the fair market value of the SARs at the exercise date over the grant price for such SARs. The Company can elect to pay the entire amount in a lump sum payment or in annual installments not to exceed three years. As of December 31, 1996, the Company granted 8,000 SARs. The impact to the financial statements of such rights was immaterial.

8. Supplemental Cash   Cash paid during the year for:
   Flow Information    Year ended December 31,                             1996
                       --------------------------------------------------------


                       Interest                                      $   92,000
                       Income taxes                                      81,000
                       ========================================================


                       1996 non-cash transactions consisted of the purchase of warehouse equipment through issuance of a capital lease obligation of approximately $85,000.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION


On December 10, 1997, dELIA*s Inc. ( "dELIA*s") acquired TSI Soccer Corporation ("TSI"). Pursuant to an Agreement and Plan of Merger dated December 10, 1997, a wholly-owned subsidiary of dELIA*s was merged with and into TSI (the "TSI Merger"). As a result of the TSI Merger, TSI became a wholly-owned subsidiary of dELIA*s. In connection with the TSI Merger, dELIA*s issued an aggregate of 308,687 shares of common stock, par value $.01 per share ("Common Stock") including 297,927 shares to certain stockholders of TSI, and 10,760 shares of Common Stock to employees of TSI pursuant to a "change of control" provision in TSI's stock appreciation rights plan. dELIA*s also made cash payments of approximately $730,000 to former stockholders of TSI who exercised statutory dissenters' rights. The TSI Merger was structured as a tax-free exchange and dELIA*s expects the TSI Merger to be accounted for as a pooling-of-interests.


The following unaudited condensed combined financial information sets forth the combined financial position and combined results of operations of dELiA*s and TSI assuming the TSI Merger was accounted for using the "pooling of interests" method of accounting and that the TSI Merger was consummated (i) as of October 31, 1997, for the unaudited pro forma condensed combined balance sheet and (ii) as of the beginning of the earliest period presented in the unaudited pro forma condensed combined statements of operations.

The unaudited pro forma information combines the historical balance sheets of dELiA*s as of October 31, 1997 with the historical balance sheets of TSI as of September 30, 1997 and the historical statement of operations of dELiA*s for the nine months ended October 31, 1997 and 1996 and the fiscal years ended January 31, 1997, 1996 and 1995 with the historical statements of operations of TSI for the nine months ended September 30, 1997 and 1996 and the fiscal years ended December 31, 1996, 1995 and 1994, respectively.


The following unaudited pro forma condensed combined information is presented for illustration purposes only and is not necessarily indicative of the financial position or results of operations which would actually have been reported had the TSI Merger been in effect during those periods or which may be reported in the future. The statements should be read in conjunction with the historical financial statements and notes thereto of TSI which have been included elsewhere herein in this 8-K filing. The statements should also be read in conjunction with the historical financial statements of dELiA*s included in its most recent Annual Report on Form 10-K.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
OCTOBER 31, 1997
(In thousands, except share data)

                                                        dELiA*s            TSI
                                                       OCTOBER 31,      SEPTEMBER 30,                         COMBINED
                                                          1997              1997                             OCTOBER 31,
                                                       HISTORICAL        HISTORICAL         ADJUSTMENTS         1997
ASSETS
CURRENT ASSETS
      Cash and cash equivalents                        $   8,888         $      82          $   (730)(a)     $   8,240
      Accounts receivable                                     --               911                                 911
      Short-term investments                              12,692                --                              12,692
      Merchandise inventories                              9,823             4,523                              14,346
      Prepaid expenses and other current assets            5,543               585                               6,128
                                                       ---------         ---------          --------         ---------
          Total current assets                            36,946             6,101              (730)           42,317
PROPERTY AND EQUIPMENT - Net                               4,551             1,304                               5,855
LONG-TERM INVESTMENTS                                     15,077                --                              15,077
OTHER ASSETS                                                 182                18                                 200
                                                       ---------         ---------          --------         ---------
TOTAL ASSETS                                           $  56,756         $   7,423          $   (730)        $  63,449
                                                       =========         =========          ========         =========


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
      Note payable - bank                              $      --         $     744                           $     744
      Accounts payable                                     7,067             5,781                              12,848
      Accrued expenses and other current liabilities       3,614               732                               4,346
      Liabilities due to customers                         1,107                23                               1,130
      Deferred taxes                                         729                --                                 729
                                                       ---------         ---------          --------         ---------
          Total current liabilities                       12,517             7,280                              19,797
                                                       ---------         ---------          --------         ---------
LONG-TERM DEBT                                                --               637                                 637
LONG-TERM LIABILITIES                                        134               401                                 535


COMMITMENTS AND CONTINGENCIES


STOCKHOLDERS' EQUITY
      dELiA*s Preferred Stock, par value
          $.01 per share; Authorized -
          1,000,000 shares; Shares issued and
          outstanding - none                                  --                --                --                --
      dELiA*s Common Stock, par value
          $.01 per share; Authorized -
          50,000,000 shares; Issued and outstanding -
          13,002,977 shares                                  130                --                 3(a)            133
      TSI Common Stock, par value
          $.01 per share; Authorized -
          50,000,000 shares; issued and outstanding -
          1,134,411 shares                                    --                11               (11)(a)            --
      Deferred compensation                                  (72)               --                --               (72)
      Additional paid-in capital                          40,285               641              (722)(a)        40,204
      Retained earnings (deficit)                          3,762            (1,547)               --             2,215
                                                       ---------         ---------          --------         ---------
          Total stockholders' equity (deficit)            44,105              (895)             (730)           42,480
                                                       ---------         ---------          --------         ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $  56,756         $   7,423          $   (730)        $  63,449
                                                       =========         =========          ========         =========


See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED OCTOBER 31, 1997
(In thousands, except per share data)


                                                    dELiA*s              TSI
                                                 NINE MONTHS         NINE MONTHS                               COMBINED
                                                     ENDED               ENDED                                NINE MONTHS
                                                  OCTOBER 31,        SEPTEMBER 30,                               ENDED
                                                     1997                1997                                 OCTOBER 31,
                                                  HISTORICAL          HISTORICAL          ADJUSTMENTS            1997



NET SALES                                         $  50,881            $  19,307            $   --            $  70,188

COST OF SALES                                        24,872               10,683               976(b)            36,531
                                                  ---------            ---------            ------            ---------

GROSS PROFIT                                         26,009                8,624              (976)              33,657


SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES                            21,615                9,876              (976)(b)           30,515


INTEREST INCOME (EXPENSE), NET                          959                 (139)               --                  820
                                                  ---------            ---------            ------            ---------

INCOME (LOSS) BEFORE PROVISION
  FOR INCOME TAXES                                    5,353               (1,391)               --                3,962


PROVISION (BENEFIT) FOR INCOME TAXES                  1,925                   35              (619)(c)            1,341
                                                  ---------            ---------            ------            ---------

NET INCOME (LOSS)                                 $   3,428            $  (1,426)           $  619            $   2,621
                                                  =========            =========            ======            =========

NET INCOME (LOSS) PER SHARE                       $    0.27                                                   $    0.20
                                                  =========                                                   =========

SHARES USED IN THE CALCULATION OF
  NET INCOME (LOSS) PER SHARE                        12,719                                                      13,028
                                                  =========                                                   =========



See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED OCTOBER 31, 1996
(In thousands, except per share data)

                                                    dELiA*s               TSI
                                                  NINE MONTHS         NINE MONTHS                             COMBINED
                                                     ENDED               ENDED                               NINE MONTHS
                                                  OCTOBER 31,        SEPTEMBER 30,                              ENDED
                                                     1996                1996                                OCTOBER 31,
                                                  HISTORICAL          HISTORICAL          ADJUSTMENTS           1996
NET SALES                                         $  15,482            $  17,572          $     --            $  33,054

COST OF SALES                                         7,421                8,851             1,261 (b)           17,533
                                                  ---------            ---------          --------            ---------

GROSS PROFIT                                          8,061                8,721            (1,261)              15,521

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES                             6,331                8,786            (1,261)(b)           13,856

INTEREST INCOME (EXPENSE), NET                           24                  (58)               --                  (34)
                                                  ---------            ---------          --------            ---------

INCOME (LOSS) BEFORE PROVISION
  FOR INCOME TAXES                                    1,754                 (123)               --                1,631


PROVISION (BENEFIT) FOR INCOME TAXES                     15                  (33)         $     --                  (18)
                                                  ---------            ---------          --------            ---------

NET INCOME (LOSS)                                 $   1,739            $     (90)         $     --            $   1,649
                                                  =========            =========          ========            =========

PRO FORMA INCOME DATA:
  Income (loss) before provision for
    income taxes as reported                      $   1,754            $    (123)           $   --            $   1,631

  Pro forma provision (benefit) for income taxes        719                  (33)              (17)(c)              669
                                                  ---------            ---------          --------            ---------

  Pro forma net income (loss)                     $   1,035            $     (90)         $     17            $     962
                                                  =========            =========          ========            =========

  Pro forma net income (loss) per share           $   0.10                                                    $    0.09
                                                  =========                                                   =========

  Shares used in the calculation of pro forma
    net income (loss) per share                      10,000                                                      10,309
                                                  =========                                                   =========




See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FISCAL YEAR ENDED JANUARY 31, 1997
(In thousands, except per share data)


                                                    dELiA*s               TSI
                                                    FISCAL              FISCAL                                COMBINED
                                                  YEAR ENDED          YEAR ENDED                               FISCAL
                                                  JANUARY 31,        DECEMBER 31,                            YEAR ENDED
                                                     1997                1996                                JANUARY 31,
                                                  HISTORICAL          HISTORICAL          ADJUSTMENTS           1997

NET SALES                                         $  30,225            $  23,999            $   --            $  54,224

COST OF SALES                                        14,624               11,952             1,715(b)            28,291
                                                  ---------            ---------            ------            ---------

GROSS PROFIT                                         15,601               12,047            (1,715)              25,933

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES                            11,850               12,059            (1,715)(b)           22,194

INTEREST INCOME (EXPENSE), NET                          176                  (73)               --                  103
                                                  ---------            ---------            ------            ---------

INCOME (LOSS) BEFORE PROVISION
  FOR INCOME TAXES                                    3,927                  (85)               --                3,842

PROVISION (BENEFIT) FOR INCOME TAXES                   (328)                 (23)               --                 (351)
                                                  ---------            ---------            ------            ---------

NET INCOME (LOSS)                                 $   4,255            $     (62)           $   --            $   4,193
                                                  =========            =========            ======            =========

PRO FORMA INCOME DATA:
  Income (loss)  before provision for income
    taxes as reported                             $   3,927            $     (85)           $   --            $   3,842

  Pro forma provision (benefit) for income taxes      1,620                  (23)              (12)(c)            1,585
                                                  ---------            ---------            ------            ---------

  Pro forma net income (loss)                     $   2,307            $     (62)           $   12            $   2,257
                                                  =========            =========            ======            =========

  Pro forma net income (loss) per share           $    0.23                                                   $    0.21
                                                  =========                                                   =========

  Shares used in the calculation of pro forma
    net income (loss) per share                      10,214                                                      10,523
                                                  =========                                                   =========


See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FISCAL YEAR ENDED JANUARY 31, 1996
(In thousands, except per share data)


                                                    dELiA*s               TSI
                                                    FISCAL              FISCAL                                COMBINED
                                                  YEAR ENDED          YEAR ENDED                               FISCAL
                                                  JANUARY 31,        DECEMBER 31,                            YEAR ENDED
                                                     1996                1995                                JANUARY 31,
                                                  HISTORICAL          HISTORICAL          ADJUSTMENTS           1996
NET SALES                                         $   5,652            $  17,739            $   --            $  23,391

COST OF SALES                                         3,078                9,444             1,130 (b)           13,652
                                                  ---------            ---------            ------            ---------

GROSS PROFIT                                          2,574                8,295            (1,130)               9,739

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES                             2,569                8,281            (1,130)(b)            9,720

INTEREST INCOME (EXPENSE), NET                           25                  (81)               --                  (56)
                                                  ---------            ---------            ------            ---------

INCOME (LOSS) BEFORE PROVISION
  FOR INCOME TAXES                                       30                  (67)               --                  (37)

PROVISION (BENEFIT) FOR INCOME TAXES                      3                   (8)               --                   (5)
                                                  ---------            ---------            ------            ----------

NET INCOME (LOSS)                                 $      27            $     (59)           $   --            $     (32)
                                                  =========            =========            ======            =========

PRO FORMA INCOME DATA:
  Income (loss) before provision for income
    taxes as reported                             $      30            $     (67)           $   --             $    (37)

  Pro forma provision (benefit) for income taxes         12                   (8)              (19)(c)              (15)
                                                  ---------            ---------            ------            ---------

  Pro forma net income (loss)                     $      18            $     (59)           $   19            $     (22)
                                                  =========            =========            ======            =========

  Pro forma net income (loss) per share           $    0.00                                                   $    0.00
                                                  =========                                                   =========

  Shares used in the calculation of pro forma
    net income (loss) per share                      10,000                                                      10,309
                                                  =========                                                   =========

See accompanying notes to unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FISCAL YEAR ENDED JANUARY 31, 1995
(In thousands, except per share data)


                                                    dELiA*s               TSI
                                                    FISCAL              FISCAL                                COMBINED
                                                  YEAR ENDED          YEAR ENDED                               FISCAL
                                                  JANUARY 31,        DECEMBER 31,                            YEAR ENDED
                                                     1995                1994                                JANUARY 31,
                                                  HISTORICAL          HISTORICAL          ADJUSTMENTS           1995

NET SALES                                         $     139            $  11,914            $   --            $  12,053

COST OF SALES                                            89                6,365               758 (b)            7,212
                                                  ---------            ---------            ------            ---------

GROSS PROFIT                                             50                5,549              (758)               4,841

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES                               384                5,323              (758) (b)           4,949

INTEREST INCOME (EXPENSE), NET                            2                  (47)               --                  (45)
                                                  ---------            ---------            ------            ---------

INCOME (LOSS) BEFORE PROVISION
  FOR INCOME TAXES                                     (332)                 179                --                 (153)

PROVISION (BENEFIT) FOR INCOME
  TAXES                                                  --                   --                --                   --
                                                  ---------            ---------            ------            ---------

NET INCOME (LOSS)                                 $    (332)           $     179            $   --            $    (153)
                                                  =========            =========            ======            =========

PRO FORMA INCOME DATA:
  Income (loss) before provision for
    income taxes as reported                      $    (332)           $     179            $   -             $    (153)

  Pro forma provision (benefit) for
    income taxes                                       (130)                  72                --                  (58)
                                                  ---------            ---------            ------            ---------

  Pro forma net income (loss)                     $    (202)           $     107            $   --            $     (95)
                                                  =========            =========            ======            =========

  Pro forma net income (loss) per share           $   (0.02)                                                  $   (0.01)
                                                  =========                                                   =========

  Shares used in the calculation of pro forma
    net income (loss) per share                      10,000                                                      10,309
                                                  =========                                                   =========


See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION

I.         ADJUSTMENTS

      (a) The pro forma adjustment to reflect the exchange of TSI common stock for 308,687 shares of dELIA*s common stock and the cash payments of approximately $730,000 to former shareholders of TSI who exercised statutory dissenters' rights.

      (b) The pro forma adjustment to reflect the reclass of certain expenses in the TSI financial statements to conform with classifications in dELIA*s financial statements.


      (c) The pro forma adjustment to reflect the provision/benefit for income taxes assuming the TSI Merger was consummated as of February 1, 1994, the beginning of the earliest period presented in the unaudited
           Pro forma Condensed Combined Statements of Operations.


II.        OTHER ITEMS


      (A) The pro forma condensed combined statements of operations for the nine months ended September 30, 1997, do not reflect nonrecurring costs and charges resulting directly from the TSI Merger nor their related tax effect. Merger related costs represent management's best estimate of fees to be paid for investment banking, legal, accounting and other professional services, management travel, and filing and registration fees. Merger related costs are estimated to range from $800,000 to $900,000 and will be recorded during the fourth quarter of the fiscal year ended January 31, 1998.

      (B) Subsequent to the close of the transaction, significantly all of TSI's note payable to a bank and long-term debt totaling approximately $1,730,000 was repaid. Accordingly, interest expense is expected to be reduced in future periods. The pro forma condensed combined financial statements do not reflect adjustments to interest expense for this item.

      (C) Pro forma income data for the nine months ended October 31, 1996 and for the fiscal years ended January 31, 1997, 1996 and 1995 is adjusted to reflect dELIA*s financial statements as if it were a C Corporation for the entire period. dELIA*s converted from an L.L.C. (Limited Liability Company) to a C Corporation during the fourth quarter of fiscal 1996. Pro forma income data for the fiscal year ended December 31, 1994 is adjusted to reflect TSI's financial statements as if it were a C Corporation for the entire period. TSI converted from a partnership to a C Corporation in 1995. Pro forma income data for TSI for 1995, 1996 and 1997 represents actual reported amounts.

                                   SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. Dated: February 20, 1998


Dated:  February 23, 1998           dELiA*s Inc.


                                    By:    /s/ Stephen I. Kahn
                                           Stephen I. Kahn
                                           Chairman of the Board, President and
                                           Chief Executive Officer